                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                  THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into as of October 11, 1999, by and among MERUS PARTNERS, INC., an Oregon corporation ("Merus"), CHRIS R. KRAVAS ("CRK"), NET VALUE HOLDINGS, INC., a Delaware corporation ("Net Value") and WEBMODAL, INC., a Delaware corporation (the "Corporation") and amends and restates in its entirety the Shareholders Agreement dated as of July 30, 1999 among Merus, CRK and the Corporation (the "Original Shareholders Agreement").

                                    RECITALS:

                  WHEREAS, pursuant to the terms and provisions of that certain Subscription Agreement, dated as of July 30, 1999, by and between Merus and the Corporation, Merus purchased shares of Common Stock of the Corporation (the "Common Stock"); and

                  WHEREAS, pursuant to the terms and provisions of that certain Subscription Agreement, dated as of July 29, 1999, by and between CRK and the Corporation, CRK purchased shares of Common Stock of the Corporation; and

                  WHEREAS, Net Value has purchased shares of Common Stock from the Corporation pursuant to a Stock Purchase Agreement dated as of October 11, 1999 and has purchased, or has agreed to purchase, certain shares of Common Stock directly from Merus; and

                  WHEREAS, in order to reflect the revised share ownership structure of the Corporation, Merus, CRK, Net Value and the Corporation wish to amend and restate the Shareholders Agreement of the Corporation;

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, Merus, CRK, Net Value and the Corporation agree as follows, with such agreement covering all shares of Common Stock now owned or hereafter acquired by Merus, CRK and Net Value (including, without limitation, the shares of Common Stock which Net Value has purchased, or has agreed to purchase, from Merus):

                                   ARTICLE I.

                                 SHARE OWNERSHIP

                  The percentage ownership of Merus, the percentage ownership of Net Value and the percentage of ownership of CRK shall be subject to dilution on a proportionate basis for the sale, exchange, or issuance of any capital stock of the Corporation, whether now authorized or not, and any securities of any type whatsoever that are, or may become, convertible or exchangeable for capital stock, and for any rights, options, or warrants to purchase, subscribe for, or otherwise acquire capital stock, including, without limitation, the issuance of options, restricted stock or other equity based incentives to employees, consultants and advisors of the Corporation.

                                   ARTICLE II.

                                    THE LOAN

                  A. The Corporation has executed a Note in the form attached hereto evidencing a loan (the "Loan") to the Corporation from Merus in the amount of Two-Hundred Forty-Five Thousand Five Hundred Eighty-Eight Dollars and Twenty-Three Cents ($245,588.23). The outstanding principal of the Loan will be payable on the tenth anniversary hereof and will bear interest at the rate of eight percent (8%) per annum, payable in arrears commencing on the third anniversary and on each anniversary thereafter, and at maturity.

                  B. The option to purchase 18 additional shares of Common Stock (on a pre-stock split basis) at an aggregate price of $1,245,588.23, granted to Merus pursuant to Article II.B of the Original Shareholders Agreement, is null and void and of no further effect.

                                  ARTICLE III.

                                 USE OF PROCEEDS

                  The Corporation shall use the proceeds of the subscriptions and purchases of its capital stock referred to in the recitals of this Agreement and the Loan for all startup costs of the Corporation, including without limitation the following:

                  A. Accounting, legal, and other costs incurred in connection with formation of the Corporation.

                  B. Costs of capital raising efforts including documentation, investment agreements, etc.

                  C. Development of the Corporation business plan.

                  D. Research on intermodal freight transportation and electronic commerce activities as necessary to develop and refine the Corporation's business plan and related product offerings.

                  E. Research, design, and development of technical platform necessary to support anticipated business plan and product offerings, including:

                     1.  Website design;

                     2. Internet interface with information systems of shipper customers; and

                     3. Internet interface with information systems of vendor or partner transportation companies (railroads, trucking companies, steamship companies, third party logistics companies, equipment providers, etc.).

                  F. Creation of the Corporation's initial website.

                  G. Public relations or advertising expenditures associated with the launch of the Corporation and the Corporation's product offerings.

                  H. Rent, utilities, telecommunications, insurance, accounting services, legal services, and any other administrative expenses associated with establishing and maintaining the Corporation's offices or the Corporation's ongoing business.

                  I. Procurement of computers, telephones, fax machines, office equipment, furniture, and other fixtures for the Corporation's offices.

                  J. Salaries, insurance benefits, and payroll costs for anticipated startup staffing potentially including:

                     1. President, Chairman of Board of Directors, and Chief Executive Officer;

                     2. Executive Vice President of Marketing;

                     3. Executive Vice President of Operations;

                     4. Executive Vice President of Information Systems;

                     5. Executive Vice President of Finance;

                     6. Office Manager and/or administrative support employees as required;

                     7. Customer Service Managers and staffing as necessary to support the Corporation's product requirements;

                     8. Supplemental staffing as necessary to support marketing, operations, information systems, office administration, or any other of the Corporation's requirements at the discretion of the Chief Executive Officer, and

                     9. All actual staffing levels and the timing of staff hirings will be determined by ongoing workload requirements and availability of qualified resources and funding.

                  K. Executive recruiter commissions or fees.

                  L. Travel, lodging, meals, etc.

                  M. Other reasonable and necessary costs to implement the Corporation's business plan.

                                   ARTICLE IV.

                     MERUS' AND NET VALUE'S RESPONSIBILITIES

                  Merus and Net Value will each be responsible for using their respective reasonable best efforts to provide financing, strategic, and operational assistance to the Corporation to formally launch its business plan, for outlining the Corporation's technology, operations, and resources necessary to support the business, and for providing operations and resources necessary to secure funding for future growth, including without limitation the provision of strategic and operational assistance:

                  A. Provide long term strategy and vision and advice and assist in raising capital.

                  B. Develop, review, and refine the Corporation's business plan.

                  C. Provide strategic advice concerning critical partnerships.

                  D. Assist with capital planning and fund-raising.

                  E. Assist in development of exit strategy (merger/IPO) as appropriate.

                  F. Assist in development of infrastructure and resources.

                  G. Assist in development of necessary corporate requirements.

                  H. Assist in recruitment of top tier persons to fill resource gaps.

                  I. Assist in development of capital requirements and procurement.

                  J. Develop marketing plan and strategy.

                  K. Create the Corporation's brand awareness through advertising and promotions.

                  L. Provide technological and operational advice in support as appropriate.

                                   ARTICLE V.

                             ACKNOWLEDGMENT OF RISK

                  A. Merus acknowledges for itself and for its shareholders, agents, employees and affiliates, that the investment of seed money or other financial assets in the Webmodal concept and/or the Corporation, or the lending of money to be used in furtherance of the Webmodal concept or the Corporation's business, is wholly speculative and may result in complete loss of invested or loaned funds or assets.

                  B. Merus acknowledges for itself and for its shareholders, agents, employees and affiliates, that the anticipated business plan and any perceived value of the Corporation is based on an assessment of the transportation industry and associated transportation e-commerce activities that may be incorrect or incomplete, and, furthermore, that this incorrect or incomplete assessment could result in a complete loss of invested or loaned funds, time, or any other resources brought into the venture by Merus, CRK or Net Value or any other entity.

                  C. Merus acknowledges for itself and for its shareholders, agents, employees and affiliates, that any involvement in the activities of the Webmodal venture and any investment or loan of time, expertise, intellectual capital, or other resources by Merus, its shareholders, agents, employees and affiliates in the Webmodal venture or the Corporation, is wholly speculative and may result in no return on, or compensation for, such invested time, expertise, intellectual capital, or other resources.

                  D. Net Value acknowledges for itself and for its shareholders, agents, employees and affiliates, that the investment of seed money or other financial assets in the Webmodal concept and/or the Corporation, or the lending of money to be used in furtherance of the Webmodal concept or the Corporation's business, is wholly speculative and may result in complete loss of invested or loaned funds or assets.

                  E. Net Value acknowledges for itself and for its shareholders, agents, employees and affiliates, that the anticipated business plan and any perceived value of the Corporation is based on an assessment of the transportation industry and associated transportation e-commerce activities that may be incorrect or incomplete, and, furthermore, that this incorrect or incomplete assessment could result in a complete loss of invested or loaned funds, time, or any other resources brought into the venture by Net Value, CRK or Merus or any other entity.

                  F. Net Value acknowledges for itself and for its shareholders, agents, employees and affiliates, that any involvement in the activities of the Webmodal venture and any investment or loan of time, expertise, intellectual capital, or other resources by Net Value, its shareholders, agents, employees and affiliates in the Webmodal venture or the Corporation, is wholly speculative and may result in no return on, or compensation for, such invested time, expertise, intellectual capital, or other resources.

                                   ARTICLE VI.

                               CONSENT TO TRANSFER

                  Notwithstanding any other provision of this Agreement, including without limitation, Articles VII and VIII of this Agreement, CRK and the Corporation must consent to any sale, gift, pledge or other transfer of shares of Common Stock by any stockholder, which consent may not be unreasonably withheld.

                                  ARTICLE VII.

                             RIGHT OF FIRST REFUSAL

                  If either Merus or Net Value shall at any time decide to sell any of its respective shares of Common Stock to a third party, it shall give CRK and the Corporation 60 days written notice of the terms of the proposed sale, including, without limitation, the price per share and the identity of the proposed purchaser (a "Right of First Refusal Notice"). CRK and/or the Corporation shall have the right to purchase all (but not less than all) such shares of Common Stock as are proposed to be sold on identical terms to those set forth in the Right of First Refusal Notice, with such shares being allocated among CRK and the Corporation in such proportions as CRK and the Corporation shall elect. CRK and the Corporation shall notify Merus or Net Value, as applicable, of their intention to exercise this right of first refusal within 30 days following receipt of the Right of First Refusal Notice. If CRK or the Corporation elect to purchase shares pursuant to this right of first refusal, it must close the purchase within 60 days of the date they received the Right of First Refusal Notice. If CRK and the Corporation do not purchase the shares of Common Stock proposed to be sold pursuant to the terms of this Article VII, Merus or Net Value may sell such shares on the terms indicated in the Right of First Refusal Notice; provided (i) that the consent referred to in Article VI of this Agreement has been obtained, (ii) the closing of such sale occurs within 90 days of receipt by CRK and the Corporation of the Right of First Refusal Notice,
(iii) the purchaser becomes a party to this Agreement on terms comparable to those that applied to the seller, and (iv) the sale is closed on terms identical to that set forth in the Right of First Refusal Notice. Any change in proposed sale terms or the purchaser from that set forth in a Right of First Refusal Notice requires the new commencement of the procedures set forth in this Article
VII. This Article VII shall terminate once the Corporation closes its initial public offering.

                                  ARTICLE VIII.

                           TAG-ALONG/DRAG-ALONG RIGHTS

                  A. If CRK, Merus or Net Value (in such capacity, a "Selling Stockholder") propose to effect a sale or other transfer of Common Stock to any person (other than to CRK, Merus, Net Value, the Corporation or any of their respective subsidiaries or affiliates), the Selling Stockholder shall offer each of the other stockholders the opportunity to sell to the purchaser the tag-along portion of their shares of Common Stock for the same consideration per share and otherwise on the same terms and conditions upon which the Selling Stockholder sells its shares of Common Stock. The "Tag-Along Portion" shall be that number of shares of Common Stock which is equal to (a) the total number of shares of Common Stock held by such other stockholder multiplied by (b) a fraction the numerator of which is the total number of shares of Common Stock that the Selling Stockholder proposes to sell and the denominator of which is the total number of shares of Common Stock held by the Selling Stockholder. In the event that the purchaser is not willing to purchase all shares of Common Stock being offered pursuant to the above formula, the "Tag-Along Portion" shall be (c) the number of shares of Common Stock the purchaser is willing to purchase multiplied by (d) a fraction the numerator of which is the number of shares of Common Stock that the Selling Stockholder or other stockholder electing tag-along rights pursuant to this Article VIII, as applicable, is trying to sell and the denominator of which is the total number of shares of Common Stock that the Selling Stockholder and all other stockholders electing to exercise tag-along rights pursuant to this Article VIII wish to sell.

                  B. If CRK proposes to effect a sale or other transfer of all shares of Common Stock held by him, CRK may require each and every other stockholder of the Corporation to sell or transfer to such purchaser all shares of Common Stock held by them for the same consideration per share and otherwise on the same terms and conditions, including without limitation, delivery date, upon which CRK sells his shares of Common Stock. To exercise this right, CRK shall provide each stockholder with 30 days written notice of the proposed sale. The delivery of such notice shall not obligate CRK to close such sale of Common Stock.

                                   ARTICLE IX.

                             PIGGYBACK REGISTRATION

                  A. If the Corporation proposes to register any security under the Securities Act of 1933 (the "Securities Act") on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (i) an employee benefit plan, (ii) a dividend or interest reinvestment plan, (iii) other similar plans or (iv) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto or (v) the Corporation's initial public offering; provided that in the event any shareholders of the Corporation are registering shares for resale as part of the initial public offering, each of Merus, CRK and Net Value shall have the rights set forth in this Article IX, with respect to a pro rata portion (determined based on relative holdings of Common Stock) of all shares of Common Stock covered by the initial public offering registration statement to be resold by persons other than the Corporation) prescribed by the Securities and Exchange Commission permitting a secondary offering or distribution, not less than 20 days prior to each such registration, the Corporation shall give to each of Merus, CRK and Net Value (the "Piggyback Stockholders") written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of any Piggyback Stockholder given within 10 days after the date of such notice, proceed to include in such registration such number of the shares of Common Stock as have been requested by such Piggyback Stockholders to be included in such registration. In its request, each Piggyback Stockholder shall describe briefly its proposed disposition of its Common Stock. The Corporation shall in each instance use reasonably commercial efforts to cause such shares of Common Stock to be registered under the Securities Act, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the securities so registered. Each Piggyback Stockholder participating in a registration agrees to execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to the Company and (ii) in customary form. Nothing in this Article IX shall be deemed to require the Corporation to proceed with any registration of its securities after giving the notice herein provided. The piggyback registration rights contained in this Article IX shall not be applicable to the extent that a Piggyback Stockholder is able to sell shares of Common Stock pursuant to Rule 144 promulgated pursuant to the Securities Act.

                  B. If the managing underwriter (who shall be selected by the Corporation in its sole discretion) advises the Corporation that, in its opinion, the inclusion of the shares of Common Stock requested to be included in such registration by the Piggyback Stockholders with the securities being registered by the Corporation and other prospective sellers would materially adversely affect the distribution or pricing of all such securities, then: (i) if such registration has been initially proposed by the Corporation, the Corporation shall first include in such registration the number of securities sought to be registered by the Corporation and thereafter, to the extent permitted by the managing underwriter, shall include in the registration such number of shares of Common Stock owned by the Piggyback Stockholders and such securities of any other security holders of the Corporation pro rata based on the number of securities each originally requested to be registered, or (ii) if such registration has been initially proposed by a holder of securities entitled to request a registration, the Corporation shall include in the registration, to the extent permitted by the managing underwriter, the number of shares of each such holder of securities, the Corporation, each Piggyback Stockholder and each other security holders of the Corporation with registration rights pro rata based on the number of securities each originally requested to be registered.

                  C. To the extent the provisions of Article IX.A are applicable, the Corporation shall pay the following expenses in connection therewith: (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) reasonable printing expenses, and (iv) accounting and legal fees and expenses of the Corporation (but not of the Piggyback Holders) in connection with such registration; provided, however, the Corporation shall not be liable for (a) any discounts or commissions to any underwriter, or (b) any transfer taxes incurred in respect of the shares of Common Stock sold by the Piggyback Holders.

                  D. Each Piggyback Holder agrees (i) not to effect any public sale or distribution of or otherwise dispose of any shares of Common Stock during the seven days prior to or 180 days after the date any registration statement of the Corporation has become effective under the Securities Act, except as part of such registration.

                  E. In connection with any registration of securities under this Article IX, the Corporation shall indemnify each participating Piggyback Holder, including each person, if any, who is an officer or director of, or who controls, such Piggyback Holders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs or investigation and reasonable attorneys' fees and expenses, whether in an action brought by a third party or by the parties hereto), arising, directly or indirectly, out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or notification or offering circular (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or (ii) any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based solely upon information furnished in writing to the Corporation by such Piggyback Holder expressly for use therein.

                     Each participating Piggyback Holder shall indemnify the Corporation, including each person, if any, who is an officer or director of the Corporation or who controls the Corporation within the meaning of Section 15 of the Securities act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees and expenses, whether in an action brought by a third party or by the parties hereto), arising out of or based upon
(i) any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or notification or offering circular (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or (ii) any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was based solely upon information furnished in writing to the Corporation by such Piggyback Holder expressly for use therein.

                                   ARTICLE X.

                                  MISCELLANEOUS

                  A. Ratification of Agreement. Merus, Net Value and CRK shall vote their shares so as to cause the Corporation to adopt and ratify all of the terms of this Agreement.

                  B. Assignment. Except with the other party's prior written consent, a party may not assign any rights or delegate any duties under this Agreement.

                  C. Attorney's Fees. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.

                  D. Amendments. This Agreement may be amended only by an instrument in writing executed by all the parties.

                  E. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

                  F. Counterparts; Facsimile Signatures. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be binding.

                  G. Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

                  H. Waiver. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

                  I. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that the federal and state courts sitting in the State of Illinois shall have exclusive personal and subject matter jurisdiction over all claims or disputes arising out of or in connection with this Agreement, the subscription for shares in the Corporation made by Merus, the Loan or the Note, or the subject matter hereof or thereof. The parties hereto hereby agree (i) to submit to the personal jurisdiction of such courts and to service of process effected in accordance with the laws of such State, (ii) to waive any objection to such jurisdiction and any defense of forum non conveniens in connection therewith and (iii) to be bound by any judgment rendered by any such court.

                  J. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of confirmed transmission if sent by telex, facsimile or other wire transmission or (c) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                     (a)     If to CRK or the Corporation, addressed as follows:

                             Webmodal, Inc.
                             129 East Calhoun Street, Unit B
                             Woodstock, IL 60098
                             Attn:  Chris R. Kravas
                             Facsimile No.: (815) 334-9219

                             with a copy to:

                             Mayer, Brown & Platt
                             190 S. LaSalle Street
                             Chicago, IL 60603
                             Attn: James J. Junewicz, Esq.
                             Facsimile No.: (312) 706-8157

                     (b)     If to Merus, addressed as follows:

                             Merus Partners, Inc.
                             15455 N.W. Greenbrier Parkway
                             Suite 210
                             Beaverton, OR 97006
                             Attn: Douglas B. Spink
                             Facsimile No.: (800) 893-8895

                     (c)     If to Net Value, addressed as follows:

                             Net Value Holdings, Inc.
                             Two Penn Center Plaza
                             Suite 605
                             Philadelphia, PA 19102
                             Facsimile No.: (215) 564-3133

         or to such other person or address as a party hereto may designate for itself by notice given as herein provided.


                  K. Information Requirements. So long as Net Value is a shareholder, the Corporation and its management shall provide to Net Value and its representatives such information concerning the Corporation, its assets, operations and prospects, and access to the premises and information of the Corporation, as Net Value shall reasonably require to prepare materially accurate and complete disclosures of Net Value's investment in the Corporation in accordance with federal and state securities laws.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          MERUS PARTNERS, INC.


                                          By: /s/ Douglas Spink
                                              ------------------------------
                                          Name: Douglas Spink
                                          Title: President



                                          /s/ Chris R. Kravas
                                          --------------------------------------
                                          Chris R. Kravas




                                          NET VALUE HOLDINGS, INC.


                                          By: /s/ Andrew P. Panzo
                                              ----------------------------------
                                              Name: Andrew P. Panzo
                                              Title: President




                                          WEBMODAL, INC.


                                          By: /s/ Chris R. Kravas
                                              ----------------------------------
                                              Name: Chris R. Kravas
                                              Title: President